Exhibit 19.4

LAIDLAW INTERNATIONAL, INC.

2003 EQUITY AND PERFORMANCE INCENTIVE PLAN

EVIDENCE OF AWARD – DIRECTOR RESTRICTED SHARES

     You have been awarded a grant of restricted shares pursuant to the terms of the Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (the “Plan”). This grant is intended to be a meaningful part of your total compensation. The value of this award is entirely dependent on the value of Laidlaw’s common stock, thus aligning your economic interests with those of our shareholders. The terms of this grant are summarized on this cover sheet, but the specific terms of the grant are governed by the attached Restricted Shares Agreement and the provisions of the Plan. A copy of the Plan is also enclosed. You should keep the Plan together with this Evidence of Award and Restricted Shares Agreement for your records. A signed Restricted Shares Agreement must be returned to the Corporate Secretary in order for this award to become effective.

Participant Name:

Type Of Award:	Restricted Shares

Date of Grant:

Number of Shares:

Date of Expiration:

Vesting Schedule:	3 Year Cliff Vesting

Vesting Date	Number of Shares	Cumulative Vested Number of Shares

LAIDLAW INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED SHARES AGREEMENT

     This AGREEMENT (this “Agreement”) is made as of ___(the “Date of Grant”), by and between Laidlaw International, Inc. (the “Corporation”), and ___(the “Grantee”), a member of the Board. This Agreement will serve as the “Evidence of Award” under the terms of the Corporation’s 2003 Equity and Performance Incentive Plan (the “Plan”). Any capitalized term in this Agreement shall have the meaning set forth in the definition section of the Plan.

     1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Corporation hereby grants to Grantee as of the Date of Grant the right to receive ___Common Shares.

     2. Rights of Grantee. The Common Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in Grantee’s name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. Grantee shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such shares, and any additional shares that Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Corporation is the surviving corporation or any other change in the capital structure of the Corporation, shall be subject to the restrictions hereinafter set forth.

     3. Restrictions on Transfer of Common Shares. The Common Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by Grantee, except to the Corporation, until the Common Shares have become nonforfeitable in accordance with Section 4 hereof; provided, however, that Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 3 shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

     4. Vesting of Common Shares.

(a)	Subject to the terms and conditions of Sections 4(b), 4(c), 4(d) and 5 hereof, Grantee’s right to receive the Common Shares covered by this Agreement shall become nonforfeitable on the third anniversary of the Date of Grant, provided the Grantee is serving as a member of the Board on such date.

(b)	Notwithstanding the provisions of Section 4(a) hereof, Grantee’s right to receive the Common Shares covered by this Agreement shall become nonforfeitable upon the termination of Grantee’s service as a member of the Board if such termination is due to Grantee’s death or disability while a member of the Board.

(c)	Notwithstanding the provisions of Section 4(a) hereof, Grantee’s right to receive the Common Shares covered by this Agreement shall become nonforfeitable upon the termination of Grantee’s service as a member of the Board if such termination is due to the Grantee’s failure to be re-elected either (i) because

Grantee was not nominated by the Board for re-election as result of Grantee reaching a designated retirement age, or (ii) because Grantee was nominated for re-election but failed to receive a sufficient number of shareholder votes.

(d)	Notwithstanding the provisions of Section 4(a) hereof, Grantee’s right to receive the Common Shares covered by this Agreement shall become nonforfeitable upon a Change in Control that occurs while Grantee is a member of the Board.

     5. Forfeiture of Awards. Grantee’s right to receive the Common Shares covered by this Agreement that are then forfeitable shall be forfeited automatically and without further notice on the date that Grantee ceases to be a member of the Board prior to the third anniversary of the Date of Grant for any reason other than as described in Section 4(b), 4(c) or 4(d). If the Grantee is determined, by an affirmative vote of not less than a majority of the entire membership of the Board (excluding the Grantee), to have (i) acted in a manner detrimental to the Corporation’s best interests, or (ii) failed to act and such failure to act was detrimental to the Corporation’s best interests, Grantee’s right to receive the Common Shares covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement. No action or failure to act shall be deemed by the Board to be detrimental to the Corporation’s best interests unless such action was taken in bad faith or without reasonable belief that such action was in the best interests of the Company.

     6. Retention of Certificates. During the period in which the restrictions on transfer and risk of forfeiture provided in Sections 4 and 5 above are in effect, the certificates representing the Common Shares covered by this grant shall be retained by the Corporation

     7. Taxes and Withholding. To the extent that the Corporation shall be required to withhold any federal, state, local or foreign taxes in connection with the issuance of the Common Shares or the termination of the restrictions thereon hereunder, Grantee shall pay such taxes or make provisions that are satisfactory to the Corporation for the payment thereof, including the withholding of shares sufficient to cover the amount required to be withheld.

     8. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in a violation of any such law.

     9. Adjustments. The Board may make or provide for such adjustments in the number of Common Shares covered by this Agreement and in the kind of shares covered hereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of Grantee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as it may determine to be equitable in the circumstances.

     10. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Agreement.

     13. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Corporation.

     14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     15. Notices. Any notice to the Corporation provided for herein shall be in writing to the Corporation, to the attention of the General Counsel, and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Corporation. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

LAIDLAW INTERNATIONAL, INC.

By:

Name:
Title:

GRANTEE

Name: